   As filed with the Securities and Exchange Commission on September 23, 1998

                                                REGISTRATION NO. 333- __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                           06-1047163
(State or other jurisdiction                                 (I.R.S. Employer
      of incorporation)                                     Identification No.)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                                   ----------

                        1990 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            MAUREEN P. MANNING, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                                   ----------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum      Proposed maximum
   Title of each class of          Amount to be      offering price per    aggregate offering       Amount of
 securities to be registered        registered              share                price          registration fee
----------------------------------------------------------------------------------------------------------------
Genzyme General Division
Common Stock, $0.01 par value      250,000 shares        $29.6875(1)           $7,421,875          $2,189.45
----------------------------------------------------------------------------------------------------------------
Genzyme Tissue Repair Division
Common Stock, $0.01 par value      350,000 shares           $3.00(1)           $1,050,000          $  309.75
================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on September 17, 1998 for both the Genzyme General Division Common Stock ("GGD Stock"), and the Genzyme Tissue Repair Division Common Stock ("GTR Stock"), each as reported by the Nasdaq National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


STATEMENT REGARDING INCORPORATION OF INFORMATION
BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 1997 (File No. 333-33291) relating to the registration of 500,000 shares of Genzyme General Division Common Stock, $.01 par value (the "GGD Stock"), 500,000 shares of Genzyme Tissue Repair Division Common Stock, $0.01 par value (the "GTR Stock") and 500,000 shares of Genzyme Molecular Oncology Division Common Stock, $.01 par value (the "GMO Stock"), authorized for issuance under the Company's 1990 Employee Stock Purchase Plan is incorporated by reference in its entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 250,000 shares of GGD Stock and 350,000 shares of GTR Stock authorized for issuance under the Company's 1990 Employee Stock Purchase Plan by the Company's Board of Directors on March 6, 1998 and approved by the Company's shareholders on May 28, 1998.


ITEM 8. EXHIBITS.

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22 day of September, 1998.


                                        GENZYME CORPORATION


                                        By: /s/ David J. McLachlan
                                            ---------------------------------
                                            David J. McLachlan
                                            Executive Vice President, Finance
                                            and Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



          SIGNATURE                             TITLE                           DATE
          ---------                             -----                           ----

/s/ Henri A. Termeer                   President, Chief Executive         September 22, 1998
----------------------------------     Officer and Director
Henri A. Termeer                       (Principal Executive Officer)


/s/ David J. McLachlan                 Executive Vice President,          September 22, 1998
----------------------------------     Finance and Chief Financial
David J. McLachlan                     Officer (Principal Financial
                                       and Accounting Officer)


/s/ Constantine E. Anagnostopoulos     Director                           September 22, 1998
----------------------------------
Constantine E. Anagnostopoulos


/s/ Douglas A. Berthiaume              Director                           September 22, 1998
----------------------------------
Douglas A. Berthiaume


/s/ Henry E. Blair                     Director                           September 22, 1998
----------------------------------
Henry E. Blair


/s/ Robert J. Carpenter                Director                           September 22, 1998
----------------------------------
Robert J. Carpenter


/s/ Charles L. Cooney                  Director                           September 22, 1998
----------------------------------
Charles L. Cooney


/s/ Henry R. Lewis                     Director                           September 22, 1998
----------------------------------
Henry R. Lewis



                                  EXHIBIT INDEX




EXHIBIT NUMBER    DESCRIPTION

     5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

     23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2         Consent of Palmer & Dodge LLP (contained in Exhibit 5).